Exhibit 10.2

UDEMY, INC.

2010 EQUITY INCENTIVE PLAN

(Amended and Restated as of January 27, 2021)

1. Purposes of the Plan. The purposes of this Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide additional incentive to Employees, Directors and Consultants, and (iii) to promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2. Definitions. As used herein, the following definitions will apply:

a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. State Corporate Laws, U.S. Federal and State securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

c) “Appreciation Value” has the meaning set forth in Section 7(f) below.

d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

f) “Board” means the Board of Directors of the Company.

g) “Change in Control” means the occurrence of any of the following events:

i. Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

ii. Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

iii. Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4 hereof.

j) “Common Stock” means the Common Stock of the Company.

k) “Company” means Udemy, Inc., a Delaware corporation, or any successor thereto.

l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

m) “Director” means a member of the Board.

n) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

o) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii. In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

t) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

u) “Option” means a stock option granted pursuant to the Plan.

v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

w) “Participant” means the holder of an outstanding Award.

x) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

y) “Plan” means this 2010 Equity Incentive Plan.

z) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

aa) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

bb) “Service Provider” means an Employee, Director or Consultant.

cc) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

dd) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

ee) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 43,490,706 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

a) Procedure.

i. Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

ii. Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

i. to determine the Fair Market Value;

ii. to select the Service Providers to whom Awards may be granted hereunder;

iii. to determine the number of Shares to be covered by each Award

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

vi. to institute and determine the terms and conditions of an Exchange Program;

vii. to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

viii. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

ix. to modify or amend each Award (subject to Section 18(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

x. to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

xi. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xii. to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

xiii. to make all other determinations deemed necessary or advisable for administering the Plan.

c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

e) Option Exercise Price and Consideration.

i. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

ii. Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

iii. Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

f) Exercise of Option.

i. Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

ii. Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iii. Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iv. Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

c) Administrator’s Discretion. The amount to be received upon exercise of a Stock Appreciation Right will be determined by the Administrator in accordance with Section 7(f). Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

f) Payment Upon Exercise of Stock Appreciation Right. Upon exercise of all or a specified portion of the Stock Appreciation Right, Participant shall be entitled to receive from the Company an amount in cash determined as set forth below (the “Appreciation Value”), reduced by any applicable tax withholding and subject to any limitations the Administrator may impose. Such cash payment shall be made as soon as practicable, but in no event later than thirty (30) days following the date of exercise. For avoidance of doubt, the Appreciation Value shall not be less than zero. Payment of the Appreciation Value may be made directly by the Company, or through a third party such as a subsidiary of the Company or a professional employer organization engaged by the Company.

If the Company’s Common Stock is not publicly traded at the time of exercise, the Appreciation Value will be determined by multiplying (a) the difference (if any) obtained by subtracting (1) the Exercise Base Price per Share as set forth in the Notice of Grant from (2) the price per Share of Common Stock paid by a purchaser in the most recent tender offer to purchase Shares from participating Company employees, by (b) the number of covered Shares with respect to which the Stock Appreciation Right is being exercised.

If the Company’s Common Stock is publicly traded at the time of exercise, the Appreciation Value will be determined by multiplying (a) the difference (if any) obtained by subtracting (1) the Exercise Base Price per Share as set forth in the Notice of Grant from (2) the mean between the high bid and low asked prices for the Common Stock on the day of exercise (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable, by (b) the number of covered Shares with respect to which the Stock Appreciation Right is being exercised.

8. Restricted Stock.

a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st ) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Limited Transferability of Awards.

a) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.

b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act of 1933, as amended (the “Securities Act”)) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control (subject to the provisions of the preceding paragraph); (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

For the purposes of this subsection 13(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

14. Tax Withholding.

a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18. Amendment and Termination of the Plan.

a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22. Information to Participants. Beginning on the earlier of (i) the date that the aggregate number of Participants under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Participants pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Participants pursuant to Rule 701 under the Securities Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential. If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

APPENDIX A TO

UDEMY, INC. 2010 EQUITY INCENTIVE PLAN

(for California residents only, to the extent required by 25102(o))

This Appendix A to the Udemy, Inc. 2010 Equity Incentive Plan shall apply only to the Participants who are residents of the State of California and who are receiving an Award under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms shall apply to all Awards granted to residents of the State of California, until such time as the Administrator amends this Appendix A or the Administrator otherwise provides.

(a) The term of each Option shall be stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

(b) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(c) If a Participant ceases to be a Service Provider, such Participant may exercise his or her Option within such period of time as specified in the Award Agreement, which shall not be less than thirty (30) days following the date of the Participant’s termination, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination.

(d) If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as specified in the Award Agreement, which shall not be less than six (6) months following the date of the Participant’s termination, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination.

(e) If a Participant dies while a Service Provider, the Option may be exercised within such period of time as specified in the Award Agreement, which shall not be less than six (6) months following the date of the Participant’s death, to the extent the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant’s designated beneficiary, personal representative, or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination.

(f) No Award shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the stockholders.

(g) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(h) This Appendix A shall be deemed to be part of the Plan and the Administrator shall have the authority to amend this Appendix A in accordance with Section 18 of the Plan.

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APPENDIX B TO

UDEMY, INC. 2010 EQUITY INCENTIVE PLAN IRISH SUPPLEMENT

(Current as at 1 January 2019)

Capitalized terms not explicitly defined in this Irish Supplement but defined in the Plan shall have the same definitions as in the Plan, unless the context otherwise requires.

1. Purpose and Eligibility. The purpose of this supplement to the Plan (the “Irish Supplement”) is to enable the Board of Directors to grant awards, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other Share-based award or any combination of the foregoing (the “Award” or “Awards”), to certain Employees, Consultants and Directors of the Company, or any Parent, Subsidiary or Affiliate (the “Group”) who are based in Ireland. The Irish Supplement should be read and construed as one document with the Plan. Awards (which in the case of Options will be unapproved for Irish tax purposes) may only be granted under the Irish Supplement to Employees, Consultants and Directors of the Group. Any person to whom an Award or Share has been granted under the Irish Supplement is a Participant for the purposes of the Plan. The tax and social security consequences of participating in the Plan are based on complex tax and social security laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. Therefore, we recommend that the Participant consults with their own tax advisor regularly to determine the consequences of taking or not taking any action concerning their participation in the Plan and to determine how the tax, social security or other laws in Ireland (or elsewhere) apply to their specific situation.

2. Terms. Awards granted pursuant to the Plan shall be governed by the terms of the Plan, subject to any such amendments set out herein and as are necessary to give effect to Section 1 of the Irish Supplement, and by the terms of the individual Stock Option Agreement or Stock Option Exercise Notice entered into between the Company and the Participant. To the extent that there is a conflict between the rules of the Plan and the Irish Supplement or the Stock Option Agreement or Stock Option Exercise Notice and the Irish Supplement, the provisions of the Irish Supplement shall prevail.

3. Taxes. The references in the Plan and / or the supporting documents to “Withholding Taxes” includes any and all taxes, charges, levies and contributions in Ireland or elsewhere, to include, in particular, Universal Social Charge (USC) and Pay Related Social Insurance (PRSI) (“Taxes”).

4. Tax Indemnity

4.1 The Participant shall be accountable for any Taxes, which are chargeable on any assessable income deriving from the grant, exercise, purchase, or vesting of, or other dealing in Awards, or Share issued pursuant to an Award. The Group shall not become liable for any Taxes, as a result of the Participant’s participation in the Plan. In respect of such assessable income, the Participant shall indemnify the Company and (at the direction of the Company) any entity of the Group, which is or may be treated as the employer of the Participant in respect of the Taxes (the “Tax Liabilities”).

4.2 Pursuant to the indemnity referred to in Section 4.1, where necessary, the Participant shall make such arrangements, as the Group requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:

(a) making a cash payment of an appropriate amount to the relevant Group company whether by cheque, banker’s draft or deduction from salary in time to enable the Group to remit such amount to the Irish Revenue Commissioners before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or

(b) appointing the Company as agent and / or attorney for the sale of sufficient Shares acquired pursuant to the grant, exercise, purchase or vesting of, or other dealing in Awards, or Shares issued pursuant to an Award to cover the Tax Liabilities and authorising the payment to the relevant Group company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Share.

5. Employment Rights. The Participant acknowledges that his or her terms of employment shall not be affected in any way by his or her participation in the Plan which shall not form part of such terms (either expressly or impliedly). The Participant acknowledges that his or her participation in the Plan shall be subject at all times to the rules of the Plan as may be amended from time to time (including, but not limited to, any clawback provisions). If on termination of the Participant’s employment (whether lawfully, unlawfully, or in breach of contract) he or she loses any rights or benefits under the Plan (including any rights or benefits which he or she would not have lost had his or her employment not been terminated), the Participant hereby acknowledges that he or she shall not be entitled to (and hereby waives) any compensation for the loss of any rights or benefits under the Plan, or any replacement or successor plan. The Plan is entirely discretionary and may be suspended or terminated by the Board at any time for any reason. Participation in the Plan is entirely discretionary and does not create any contractual or other right to receive future grants of Awards or benefits in lieu of Awards. All determinations with respect to future grants will be at the sole discretion of the Board. Rights under the Plan are not pensionable.

6. Data Protection

6.1 The Company will collect, use, disclose, transfer and otherwise process in electronic or other form, any personal data (the “Data”) regarding the Participant’s employment, the nature of the Participant’s salary and benefits and the details of the Participant’s participation in the Plan (including but not limited to) the Participant’s home address, telephone number, date of birth, personal public service number, salary, nationality, job title, entitlements under an Award, and number of Shares, which were granted, exercised, purchased, vested or dealt with under an Award, or issued pursuant to an Award, to the extent required for the purposes of implementing, administering and managing the Participant’s participation in the Plan.

6.2 In connection with such purposes, the Company may obtain the data from the Participant’s employer within the Group and may disclose and transfer the Data to any entity within the Group and to any carefully selected third party involved with the implementation, administration and management of the Plan, including relevant tax authorities and any requisite transfer to a broker or other third party assisting with the grant, exercise, purchase or vesting of, or dealing with Awards or Shares issued pursuant to an Award, or with whom the Shares may be deposited. The transfer of Data to such third parties is necessary to facilitate the Participant’s participation in the Plan.

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6.3 Some recipients of Data may be located in countries outside the European Economic Area and that those countries may have data protection laws which do not provide the same level of protection as those in Ireland and other European Union countries. However, in the case of transfer to such non-European Economic Area countries, the Group will ensure that appropriate transfer mechanisms are put in place and shall ensure that the Data is transferred lawfully and in accordance with applicable data protection laws. For further details relating to the Company’s data transfers, please contact the Group’s Legal Team.

6.4 Additional information regarding the Group’s data protection practices are set out in the Group’s EU Employee Privacy Policy, which is available on the HR wiki space.

Adopted by the Administrator on March 14, 2019

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UDEMY, INC.

2010 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Name:	As set forth in Carta

Date of Grant:	As set forth in Carta

Vesting Commencement Date:	As set forth in Carta

Exercise Price per Share:	As set forth in Carta

Total Number of Shares Granted:	As set forth in Carta

Total Exercise Price:	As set forth in Carta

Type of Option:	As set forth in Carta

Term/Expiration Date:	As set forth in Carta

Vesting Schedule:	As set forth in Carta

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 13(c) of the Plan.

II. AGREEMENT

1. Grant of Option. The Administrator of the Company hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Agreement (“Participant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement. As a condition precedent to such exercise, Participant shall become a party to that certain Voting Agreement, by and among the Company and the parties and entities listed on Exhibits A and B thereto, as amended from time to time (the “Voting Agreement”), by executing an adoption agreement, the form of which is attached to the Voting Agreement as Exhibit C.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

(c) Compliance. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

3. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

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4. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant: cash, check, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, or surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant. Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no

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longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Reliance End Date”), Participant shall not transfer this Option or, prior to exercise, the Shares subject to this Option, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act of 1933, as amended) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant. Until the Reliance End Date, the Options and, prior to exercise, the Shares subject to this Option, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph.

8. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant and may be exercised during such term only in accordance with the Plan and the terms of this Option.

9. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty, and interest tax to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws but not the choice of law rules of California.

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11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT, SUBSIDIARY, OR OTHER ENTITY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT, SUBSIDIARY, OR OTHER ENTITY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Country Addendum. Notwithstanding any provisions in this Option Agreement, this Option will be subject to any special terms and conditions set forth in an appendix to this Option Agreement for any country whose laws are applicable to Participant and this Option (as determined by the Company in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes a part of this Option Agreement.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	UDEMY, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

5

UDEMY, INC.

2010 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT

COUNTRY ADDENDUM

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern the Option granted pursuant to the terms and conditions of the Plan and the Option Agreement to which this Country Addendum is attached to the extent the Participant resides in one of the countries listed below. Capitalized terms not defined in this Country Addendum will have the same definition as provided in the Option Agreement or the Plan, as appropriate.

Notifications

This Country Addendum also includes information regarding securities laws, exchange controls, and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of February 2021. Such laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum or any tax summary provided by the Company as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant exercises the Options or sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is a Service Provider or transfers to another country after the grant of the Option, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company, in its discretion, will determine the extent to which the terms and conditions contained herein will apply to Participant under these circumstances.

Participant acknowledges that Participant has been advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in Participant’s country may apply to his or her individual situation.

I. GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES

1. Foreign Exchange Considerations. Participant understands and agrees that neither the Company nor any Parent, Subsidiary or employer shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option, or of any amounts due to Participant under the Plan or as a result of exercising the Option and/or the subsequent sale of any Shares acquired under the Plan. Participant agrees and acknowledges that Participant will bear any and all risk associated with the exchange or fluctuation of currency associated with his or her participation in the Plan. Participant acknowledges and agrees that Participant may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Option and Participant’s specific situation and understands that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.

2. Tax Withholding Considerations. Participant acknowledges and agrees that, regardless of any action taken by the Company, any Parent, Subsidiary, affiliate, or employer with respect to any or all income tax, social security, social insurances, national insurance contributions, social insurance contributions, payroll tax, fringe benefit, or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant including, without limitation, in connection with the grant of the Option, the acquisition or sale of Shares acquired under the Plan and/or the receipt of any dividends on such Shares (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company, or any Parent, Subsidiary, or affiliate. Furthermore, Participant acknowledges that the Company and/or any Parent, Subsidiary, affiliate, or employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option or other benefits under the Plan and (b) do not commit to and are under no obligation to structure the terms of the Option, other benefits or any aspect of Participant’s participation in the Plan to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant becomes subject to tax in more than one jurisdiction, or changes his or her jurisdiction of primary residence or service between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or any Parent, Subsidiary, affiliate, or employer (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to exercising the Option under the Plan or any other relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or any Parent, Subsidiary, affiliate, employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from Participant’s wages or other compensation paid to Participant, or (b) withholding from proceeds of the sale of the Shares acquired under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering maximum applicable withholding rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. Finally, Participant agrees to pay to the Company or any applicable Parent, Subsidiary, affiliate, or employer any amount of Tax-Related Items that the Company or any Parent, Subsidiary, affiliate, or employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

3. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Administrator;

(c) Participant is voluntarily participating in the Plan;

(d) The Option grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, or any Parent, Subsidiary, affiliate or employer and shall not interfere with the ability of the Company, the employer or any Parent, Subsidiary, affiliate, or employer, as applicable, to terminate Participant’s employment or service relationship (if any);

(e) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(f) the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation or salary for any purpose including calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;

(g) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted;

(h) if the underlying Shares do not increase in value, the Option will have no value;

(i) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(j) for purposes of the Option, Participant’s status as a Service Provider, including service contracted through a professional employment organization (“PEO”), will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent,

Subsidiary, or affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice of Stock Option Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time), and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s service agreement, if any; the Administrator will have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(k) no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Parent, Subsidiary or affiliate, waives his or her ability, if any, to bring any such claim, and releases each of the Company or any Parent, Subsidiary or affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

4. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Company or any Parent, Subsidiary, or affiliate for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that the Company and any Parent, Subsidiary, or affiliate may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering, and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. Participant authorizes the Company, any stock plan service provider selected by the Company, and any other possible recipients which may assist the Company (presently or in the future), including but not limited to Equity Plan Solutions, LLC, and eShares, Inc. DBA Carta, Inc., with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering, and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Company or any Parent, Subsidiary, or affiliate will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact the Company.

5. Language. If Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

6. Professional Employment Organizations. Each Participant, including those engaged through a third-party professional employment organization, is an individual Service Provider. A PEO will not be considered a Service Provider for purposes of this Option Agreement.

II. COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

Australia

Terms and Conditions

Deferral of Tax Payable. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to all Options issued under this Option Agreement to Australian Participants.

Data Privacy. Participant acknowledges and agrees that if the Company or its affiliates, Parent and Subsidiaries discloses any personal information about Participant to a recipient outside of Australia then the Company, and its affiliates, Parent and Subsidiaries will not be: (a) required by law to take steps to ensure that the recipient complied with the Australian Privacy Principles; or (b) responsible for any breaches of the Australian Privacy Principles by the recipient, in respect of that information. Participant consents to the collection of Participant’s personal information by the Company, its affiliates, Parent, and Subsidiaries about Participant under this Option Agreement being disclosed to recipients outside of Australia.

Notifications

Exchange Control Information. Participant understands that he or she may have exchange control reporting obligations in connection with transfers that exceed A$10,000. The bank handling the transaction will generally complete the reporting requirements.

Brazil

Notifications

Exchange Control Information. When transferring amounts resulting from the sale of Shares to Brazil, such funds must be transferred by wire and declared as such through the foreign exchange closing operations of Participant’s preferred financial institution in Brazil. The amounts received from abroad also must, subsequently, be declared by Participant for tax purposes.

By participating in the Plan, Participant understands that he or she is generally required to make an annual report of shares held outside Brazil to the tax authorities and the Central Bank if such holdings exceed a specified limit (typically, US$100,000).

Canada

Terms and Conditions

Authorization to Release Necessary Personal Information. Participant hereby authorizes the Company (including any non-U.S. affiliate, Parent or Subsidiary) and the Company’s (including its non-U.S. affiliate’s, Parent’s or Subsidiary’s) representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and any non-U.S. affiliate, Parent, or Subsidiary and the Company’s designated Plan broker(s) or other third-party stock plan service providers to disclose and discuss the Plan with their advisors. Participant further authorizes his or her employer to record such information and to keep such information in Participant’s Service Provider file.

English Language Provisions for Participants in Quebec. Participant hereby consents to receive Plan information in English through Participant’s enrollment in the Plan and entrance into this Option Agreement. Specifically, Participant acknowledges as follows:

It is my express wish that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, including the Plan, be drawn up in English.

Disposition relative à l’utilisation de la langue anglaise. Par la présente, j’accepte de recevoir les informations relatives au Plan, l’Option et l’achat d’actions en anglais par le biais de mon inscription au Plan et l’entrée dans la Option Agreement. Particulièrement, j’accepte comme suit:

Il est la vononté expresse du moi que cette Option Agreement, ainsi que tous les documents, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à la présente convention, y compris le Plan, être rédigés en anglais.

No Promissory Note or Other Shares. Notwithstanding the provisions of section 6(e)(iii) of the Plan, the exercise price may not be paid by way of a promissory note or surrendering other shares of Company Common Stock.

Option Payable Only in Shares. The grant of the Option does not give Participant any right to receive a cash payment, and the Option may be settled only in Shares.

Notifications

Tax Reporting Obligation. Foreign property (including the Options granted under the Plan and the underlying Shares) held by Canadian Participants must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30 of the following year.

Egypt

Notifications

Any transfer of funds in connection with the Plan must be via a licensed bank in Egypt.

Germany

Terms and Conditions

Tax Indemnity. Participant agrees to indemnify and keep indemnified the Company, any non-U.S. affiliate, Parent, or Subsidiary from and against any liability for or obligation to pay any obligation with respect to Tax-Related Items (including but not limited to wage tax, solidarity surcharge, church tax, or social security contributions) that is attributable to (1) the grant or settlement of, or any benefit derived by Participant from, the Option, (2) the acquisition by Participant of the Shares upon exercise of the Option, or (3) the disposal of any Shares.

Notifications

Exchange Control Information. Participant understands that if Participant remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that Participant makes or receives a payment in excess of this amount, Participant understands and agrees that Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, Participant must also report on an annual basis in the event that Participant holds Shares exceeding 10% of the total voting capital of the Company. The online filing portal can be accessed at www.bundesbank.de.

India

Notifications

Foreign Assets Reporting Information. Participant understands that Participant must declare foreign bank accounts and any foreign financial assets (including Shares acquired pursuant to the Plan held outside India) in Participant’s annual tax return. Participant further understands that it is Participant’s responsibility to comply with this reporting obligation and Participant should consult with his or her personal tax advisor in this regard. Indian residents should consult with their personal tax advisor to determine their personal reporting obligations.

Exchange Control Information. Participant understands that Participant must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India within 90 days of receipt and convert such amounts to local currency within 180 days of receipt. Participant further understands that Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or Participant’s employer requests proof of repatriation.

Ireland

Notifications

Director Reporting Obligation. If Participant is a director, shadow director, or secretary of a Subsidiary in Ireland, Participant must notify the Irish Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., Options, Shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of Participant’s spouse or children under the age of 18 (whose interests will be attributed to Participant if Participant is a director, shadow director or secretary).

Mexico

Terms and Conditions

Participant acknowledges and agrees that the Option grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, or any Parent, Subsidiary, or affiliate of the Company and Participant agrees not to make a claim, now or in the future, that receipt of the Option grant has created an employment or service relationship with the Company, or any Parent, Subsidiary, or affiliate of the Company.

Netherlands

Notifications

Insider Trading Information. By accepting the Option, Participant acknowledges that it is Participant’s responsibility to be aware of the Dutch insider trading rules, which may affect the sale of Shares that Participant acquires upon exercise of the Options. In particular, Participant understands and acknowledges that (i) Participant has reviewed the summary of the Dutch insider trading rules below and (ii) Participant may be prohibited from effecting certain transactions in Shares if Participant has insider information regarding the Company. Participant acknowledges and understands that Participant has been advised to read the discussion carefully to determine whether the insider rules could apply to Participant. If Participant is uncertain whether the insider rules apply to Participant or his or her situation, Participant acknowledges that the Company recommends that Participant consult with a legal advisor. Participant acknowledges and agrees that the Company cannot be held liable if Participant violates the Dutch insider trading rules. Participant acknowledges and agrees that Participant is responsible for ensuring his or her own compliance with these rules.

Summary of Dutch Prohibition Against Insider Trading. Dutch securities laws prohibit insider trading. The regulations are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information, see the website of the Authority for the Financial Markets (AFM): Insider dealing | Market abuse | AFM Professionals.

Singapore

Terms and Conditions

Securities Notice. The award of the Option is being made in reliance of section 272B of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. Participant understands that the Shares have not been registered with the SFA and no prospectus has been registered by the Monetary Authority of Singapore.

Director Notification Obligation. If Participant is a director, shadow director, or holds any similar position1 of a Singapore-incorporated company (each a “Singapore company”) (e.g., the Company, any Singapore Subsidiary or Singapore affiliate), Participant is subject to certain notification requirements under section 164 of the Singapore Companies Act to enable the Singapore company to comply with its obligations to maintain a register of director’s shareholdings (“Register”). Among these requirements is an obligation to notify the Singapore company in writing of:

(a)	shares in, debentures of, or participatory interests made available by, the Singapore company or its related corporation which are held by Participant;

(b)

any interest that Participant has in shares in, debentures of, or participatory interests made available by, the Singapore company or its related corporation, and the nature and extent of that interest under Section 7 of the Singapore Companies Act (which provides for the circumstances under which a deemed interest in shares may arise);

(c)	rights or options that Participant has in respect of the acquisition or disposal of shares in the Singapore company or its related corporation; and

(d)

contracts to which Participant is a party or under which Participant is entitled to a benefit, being contracts under which a person has a right to call for or to make delivery of shares in the Singapore company or its related corporation.

Participant must notify the Singapore company in writing when there is any change in the particulars of Participant’s interests as mentioned above (including when Participant sells Shares issued from the Plan).

[1]	Under section 4(1) of the Singapore Companies Act, the term “director” includes any person occupying the position of director of a corporation by whatever name called.

Participant is deemed to hold or have an interest or a right in or over any shares or debentures, if:

(a)	Participant’s spouse (not being himself or herself a director or chief executive officer) holds or has an interest or a right in or over such shares or debentures; or

(b)

Participant’s child of less than 18 years of age, including stepson, stepdaughter, adopted son or adopted daughter (not being himself or herself a director or chief executive officer) holds or has an interest in such shares or debentures.

In addition, any contract, assignment or right of subscription shall be deemed to have been entered into or exercised or made by, or a grant shall be deemed as having been made to, Participant if any contract, assignment or right of subscription is entered into, exercised or made by, or a grant is made to, members of Participant’s family as aforesaid (not being himself or herself a director or chief executive officer).

Particulars of Participant’s interests as mentioned above must be given within two business days after (i) the date on which Participant became a director of the Singapore company, or (ii) the date on which Participant became a registered holder of or acquired an interest as mentioned above, whichever last occurs. Particulars of any change in Participant’s interests must also be given within two business days of the change.

Spain

Notifications

Securities Law Notice. The Option does not qualify under Spanish Law as a security. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Option Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus.

Foreign Assets Reporting. Participant may be subject to certain tax reporting requirements with respect to assets or rights that Participant holds outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unexercised Options are not subject to this reporting requirement.

If applicable, Participant must report his or her foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously reported rights or assets increases by more than €20,000 as of each subsequent December 31. Participant is encouraged to consult with his or her personal advisor to determine any obligations in this respect.

In addition, Participant must notify the Registry of Investments at the Spanish Ministry of Industry, Commerce and Tourism of investments in securities of companies not listed in Spain, which are deposited in a non-resident account. Participant must file form D-6 by January 31 each year stating the value of their investments in non-Spanish listed shares as of December 31 of the previous calendar year.

Share Reporting Requirement. The acquisition of shares of stock must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for shares owned as of December 31 of each year; however, if the value of the shares acquired or the amount of the sale proceeds exceeds a designated amount the declaration must be filed within one month of the acquisition or sale, as applicable. Participant should consult with his or her personal advisor to determine Participant’s obligations in this respect.

Foreign Currency Payments. When receiving foreign currency payments exceeding €50,000 derived from the ownership of shares (i.e., dividends or proceeds from the sale of the shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

Turkey

Terms and Conditions

Securities Law Information. Participant acknowledges and agrees that the offer of the Option has been made by the Company to Participant personally in connection with an existing relationship with the Company or one or more of its Parent, Subsidiaries, or affiliates, and further, that the Option, any Shares issued upon exercise of the Option and the related offer thereof are not subject to regulation by any securities regulator in Turkey.

United Kingdom

Terms and Conditions

Tax Obligations. Participant agrees to indemnify and keep indemnified the Company, any Parent, Subsidiary, or affiliate, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes, employee’s national insurance contributions or employer’s national insurance contributions or equivalent social security contributions in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by Participant from, the Option, (2) Participant’s acquisition of Shares upon exercise of the Option, or (3) the disposal of any Shares.

Tax-Related Items shall include primary and to the extent legally possible secondary class 1 National Insurance Contributions. Participant agrees that the Company may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right Participant may have to recover any overpayment from relevant U.K. tax authorities. Participant understands and agrees that if payment or withholding of any income tax liability arising in connection with Participant’s participation in the Plan is not made by Participant to his or her employer within ninety days of the event giving rise to such income tax liability or such other period specified in Section 222(1)I of the U.K. Income Tax (Earnings and Pensions) Act 2003, that the amount of any uncollected income tax will constitute an additional benefit to Participant on which additional income tax and National Insurance Contributions will be payable. Participant understands and agrees that Participant is responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company for the value of any primary and (to the extent legally possible) secondary class 1 National Insurance Contributions due on this additional benefit which the Company may recover from Participant by any of the means referred to in the Plan and/or this Option Agreement.

Option Payable Only in Shares. The grant of the Option does not give Participant any right to receive a cash payment, and the Option may be settled only in Shares.

EXHIBIT A

2010 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Udemy, Inc.

600 Harrison Street, Third Floor San

Francisco, CA 94107

Attention: Corporate Secretary

1. Exercise of Option. Effective as of today, __________________, the undersigned (“Participant”) hereby elects to exercise one or more of Participant’s options set forth below (the “Option”) to purchase ____________ shares of the Common Stock (the “Shares”) of Udemy, Inc. (the “Company”) under and pursuant to the 2010 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement entered into thereunder (the “Option Agreement”).

Stock Option(s) exercised pursuant to this Exercise Notice:

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read, and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

5. Company’s Right of First Refusal. Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered

Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s). (b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (the “Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors, and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement, and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:
PARTICIPANT	UDEMY, INC.

Signature	By
Print Name	Print Name
Title

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

COMPANY	:	UDEMY, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3), and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date

UDEMY, INC.

2010 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT — EARLY EXERCISE

Unless otherwise defined herein, the terms defined in the 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement – Early Exercise (the “Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name: As described on eShares

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	As described on eShares

Vesting Commencement Date:	As described on eShares

Exercise Price per Share:	As described on eShares

Total Number of Shares Granted:	As described on eShares

Total Exercise Price:	As described on eShares

Type of Option:	As described on eShares

Term/Expiration Date:	As described on eShares

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

As described on eShares

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 13 of the Plan.

II. AGREEMENT

1. Grant of Option. The Administrator of the Company hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Agreement (“Participant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 6 of the Plan as follows:

(a) Right to Exercise.

(i) Subject to subsections 2(a)(ii) and 2(a)(iii) below, this Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Stock Option Grant. Alternatively, at the election of Participant, this Option may be exercised in whole or in part at any time as to Shares that have not yet vested. Vested Shares shall not be subject to the Company’s repurchase right (as set forth in the Restricted Stock Purchase Agreement, attached hereto as Exhibit C-1).

(ii) As a condition to exercising this Option for unvested Shares, Participant shall execute the Restricted Stock Purchase Agreement.

(iii) This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

3. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

7. Non-Transferability of Option.

(a) This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Reliance End Date”), Participant shall not transfer this Option or, prior to exercise, the Shares subject to this Option, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant. Until the Reliance End Date, the Options and, prior to exercise, the Shares subject to this Option, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph.

8. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

9. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of California.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	UDEMY, INC.

Signature	By

Print Name	Print Name

Title
Residence Address

EXHIBIT A

2010 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Udemy, Inc.

600 Harrison St, 3rd Floor San

Francisco, CA 94107

Attention: President

1. Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Udemy, Inc. (the “Company”) under and pursuant to the 2010 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement – Early Exercise dated ______________, _____ (the “Option Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

5. Company’s Right of First Refusal. Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Restricted Stock Purchase Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:
PARTICIPANT	UDEMY, INC.

Signature	By

Print Name	Print Name

Title
Address:	Address:
600 Harrison St, 3rd Floor
San Francisco, CA 94107

Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:

COMPANY:	UDEMY, INC.

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of

Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date

EXHIBIT C-1

UDEMY, INC.

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is made between _____________________________ (the “Purchaser”) and Udemy, Inc. (the “Company”) or its assignees of rights hereunder as of __________________, ____.

Unless otherwise defined herein, the terms defined in the 2010 Equity Incentive Plan shall have the same defined meanings in this Agreement.

RECITALS

A. Pursuant to the exercise of the option granted to Purchaser under the Plan and pursuant to the Stock Option Agreement – Early Exercise (the “Option Agreement”) dated _______________, ____ by and between the Company and Purchaser with respect to such grant (the “Option”), which Plan and Option Agreement are hereby incorporated by reference, Purchaser has elected to purchase _________ of those shares of Common Stock which have not become vested under the vesting schedule set forth in the Option Agreement (“Unvested Shares”). The Unvested Shares and the shares subject to the Option Agreement, which have become vested are sometimes collectively referred to herein as the “Shares.”

B. As required by the Option Agreement, as a condition to Purchaser’s election to exercise the option, Purchaser must execute this Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

1. Repurchase Option.

(a) If Purchaser’s status as a Service Provider is terminated for any reason, including for death and Disability, the Company shall have the right and option for ninety (90) days from such date to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, all of the Purchaser’s Unvested Shares as of the date of such termination at the price paid by the Purchaser for such Shares (the “Repurchase Option”).

(b) Upon the occurrence of such termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his or her transferee or legal representative, as the case may be) with a copy to the escrow agent described in Section 2 below, a notice in writing indicating the Company’s intention to exercise the Repurchase Option AND, at the Company’s option, (i) by delivering to the Purchaser (or the Purchaser’s transferee or legal representative) a check in the amount of the aggregate repurchase price, or (ii) by the Company canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate repurchase price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate repurchase price. Upon delivery of such notice and payment of the aggregate repurchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and the rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company.

(c) Whenever the Company shall have the right to repurchase Unvested Shares hereunder, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option under this Agreement and purchase all or a part of such Unvested Shares.

(d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

(e) The Repurchase Option shall terminate in accordance with the vesting schedule contained in Purchaser’s Option Agreement.

2. Transferability of the Shares; Escrow.

(a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

(b) To insure the availability for delivery of Purchaser’s Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the Secretary, or any other person designated by the Company as escrow agent (the “Escrow Agent”), as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Escrow Agent, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit C-2. The Unvested Shares and stock assignment shall be held by the Escrow Agent in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit C-3 hereto, until the Company exercises its Repurchase Option, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. Upon vesting of the Unvested Shares, the Escrow Agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the Escrow Agent’s possession belonging to the Purchaser, and the Escrow Agent shall be discharged of all further obligations hereunder; provided, however, that the Escrow Agent shall nevertheless retain such certificate or certificates as Escrow Agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c) Neither the Company nor the Escrow Agent shall be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares, which may be made by the Company pursuant to Section 13 of the Plan after the date of this Agreement.

6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8. Section 83(b) Election. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for Unvested Shares, an election (the “Election”) may be filed by the Purchaser with the Internal Revenue Service, within thirty (30) days of the purchase of the exercised Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the exercised Shares and their Fair Market Value on the date of purchase. In the case of a Nonstatutory Stock Option, this will result in the recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the Option is exercised over the purchase price for the exercised Shares. Absent such an Election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company’s Repurchase Option lapses. In the case of an Incentive Stock Option, such an Election will result in a recognition of income to the Purchaser for alternative minimum tax purposes on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the option is exercised, over the purchase price for the exercised Shares. Absent such an Election, alternative minimum taxable income will be measured and recognized by Purchaser at the time or times on which the Company’s Repurchase Option lapses.

This discussion is intended only as a summary of the general United States income tax laws that apply to exercising Options as to Shares that have not yet vested and is accurate only as of the date this form Agreement was approved by the Board. The federal, state and local tax consequences to any particular taxpayer will depend upon his or her individual circumstances. Purchaser is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit C-4 for reference.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER’S BEHALF.

9. Representations. Purchaser has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. The Plan, the Option Agreement, the Exercise Notice, this Agreement, and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement is governed by the internal substantive laws but not the choice of law rules of California.

Purchaser represents that he or she has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

PARTICIPANT	UDEMY, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

Dated:                             ,

EXHIBIT C-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto Udemy, Inc. _____________ shares of the Common Stock of Udemy, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint __________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Udemy, Inc. and the undersigned dated ______________, _____ (the “Agreement”).

Dated: ,	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “repurchase option,” as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT C-3

JOINT ESCROW INSTRUCTIONS

_________________, ____

Corporate Secretary Udemy, Inc.

600 Harrison St, 3rd Floor

San Francisco, CA 94107

Dear Secretary:

As Escrow Agent for both Udemy, Inc. (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s repurchase option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company’s repurchase option has been exercised, you shall deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s repurchase option. Within one hundred and twenty (120) days after cessation of Purchaser’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you shall deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s repurchase option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of California.

PURCHASER	UDEMY, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

ESCROW AGENT

Corporate Secretary Dated:

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT C-4.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF PURCHASING THE SHARES. YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

Instructions for the filing of this election follow. See www.irs.gov for additional information.

INSTRUCTIONS FOR FILING IRS SECTION 83(b) ELECTION

Filing of the IRS Section 83(b) Election is a two-step filing process. One originally signed copy of the 83(b) Election form must be filed with the Internal Revenue Service within 30 days of the purchase of the shares (the date that the shares were paid for). The steps outlined below should be followed to ensure the election is filed correctly and timely:

FILING STEP ONE:

1)	Complete and sign the 83(b) Election form, including your spouse’s signature, dated as of the date of purchase. Make four (4) copies: two for the IRS, one for the Company, and one for your records.

2)	Prepare a cover letter to the IRS (a sample letter follows). The address of your regional IRS office can be found on the IRS website.

3)

Send a cover letter with one originally signed 83(b) Election and one signed photocopy via U.S. Certified Mail, Return Receipt Requested to the IRS, within 30 days of the date of purchase and allow delivery time for Certified Mail. Include a self-addressed, stamped envelope and keep copies of the enclosure letter, your signed 83(b) Election form, and your receipt of mailing as proof of timely filing. Make the IRS filing early in the 30-day period.

4)

Please send a photocopy of the signed 83(b) Election form and cover letter to Wilson Sonsini Goodrich & Rosati, P.C., Attention: Hoy Shih (hshih@wsgr.com) and Nisha Ramachandran (nramachandran@wsgr.com) for the Company’s records.

5)

As proof of filing for the election within 30 days of your stock purchase, retain the green, date-stamped Certified Mail Receipt card, the green and white “postmarked” paper mailing slip, and the IRS date-stamped copy of the 83(b) Election form in your records when returned. If the IRS fails to return a date-stamped copy of the 83(b) Election form, the Certified Mail card and green and white “postmarked” paper mailing slip along with your copy of the enclosure letter sent with the signed form will be your only proof of filing. You may also check the US Postal Service website “track & confirm” for delivery confirmation at www.usps.com using the certified postal number.

6)

If your tax return is audited by the IRS, you will need to produce the documents listed above under Item 5 and your cancelled check for the purchase of the shares of stock. The IRS will NOT have a copy in your tax file of the first 83(b) Election form filed within 30 days.

FILING STEP TWO:

1)	File the second photocopy 83(b) Election of the IRS date-stamped copy (see Item 5) with your personal tax return for that tax year.

2)	As proof of secondary filing for the election, retain a copy of the filing the second signed 83(b) Election form along with your tax return for the year.

[insert date]

VIA U.S. CERTIFIED MAIL, RETURN RECEIPT REQUESTED

[FOR CA RESIDENTS:

Department of the Treasury

Internal Revenue Service

5045 East Butler Avenue

Fresno, CA 93727]

[ALL OTHER STATES: VERIFY IRS LOCATION]

Re:	83(b) Election for purchase of Udemy, Inc. Common Stock

Ladies and Gentlemen:

Enclosed is a completed form of election pursuant to Section 83(b) of the Internal Revenue Code of 1986 relating to my recent purchase of shares of common stock of Udemy, Inc.

Please acknowledge receipt of the enclosed 83(b) Election form by date-stamping the additional copy of this election enclosed and returning it to me in the envelope provided.

Sincerely,

Enclosures

EXHIBIT C-4

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER	SPOUSE

NAME:

ADDRESS:

TAX ID NO.:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: __________ shares (the “Shares”) of the Common Stock of Udemy, Inc. (the “Company”).

3.	The date on which the property was transferred is:___________________ ,______.

4.	The property is subject to the following restrictions:

The

Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms shall never lapse, of such property is: $_________________.

6.	The amount (if any) paid for such property is: $_________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ,
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ,
Spouse of Taxpayer

UDEMY, INC.

2010 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

Unless otherwise defined herein, the terms defined in the 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Appreciation Right Agreement (the “Agreement”).

I.	NOTICE OF STOCK APPRECIATION RIGHT GRANT

Name: As described on Carta

The undersigned Participant has been granted a Stock Appreciation Right, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:	As described on Carta

Vesting Commencement Date:	As described on Carta

Exercise Base Price per Share:	As described on Carta

Total Number of Shares Covered:	As described on Carta

Term/Expiration Date:	As described on Carta

Vesting Schedule:

As described on Carta

Termination Period:

This Stock Appreciation Right shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Stock Appreciation Right shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Stock Appreciation Right be exercised after the Term/Expiration Date as provided above and this Stock Appreciation Right may be subject to earlier termination as provided in Section 13(c) of the Plan.

II.	AGREEMENT

1. Grant of Stock Appreciation Right. The Company hereby grants to the Participant named in the Notice of Stock Appreciation Right Grant in Part I of this Agreement (the “Participant”) a Stock Appreciation Right payable solely in cash, subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the Udemy Stock Appreciation Rights Agreement (March 9, 2021).docx event of a conflict between the terms and conditions of the Plan and this Stock Appreciation Right Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Stock Appreciation Right.

(a) Right to Exercise. This Stock Appreciation Right shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Appreciation Right Grant and with the applicable provisions of the Plan and this Agreement.

(b) Exercise Periods. This Stock Appreciation Right may only be exercised during the period beginning on the tenth (10th) day of the second month of each fiscal quarter of the Company and ending on the last day of the second month of each fiscal quarter of the Company (the “Exercise Period”); provided, however, that at any time the Company’s Common Stock is publicly traded, the Exercise Period shall be the open trading window set forth in any policy adopted by the Company governing employee sales of company securities.

(c) Method of Exercise. This Stock Appreciation Right shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Stock Appreciation Right, the number of covered Shares with respect to which the Stock Appreciation Right is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. This Stock Appreciation Right shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion.

(d) Payment upon Exercise. Upon exercise of all or a specified portion of the Stock Appreciation Right, Participant shall be entitled to receive from the Company the Appreciation Value as calculated in Section 7(f) of the Plan, reduced by any applicable tax withholding and subject to any limitations the Administrator may impose. Such cash payment shall be made as soon as practicable, but in no event later than thirty (30) days following the date of exercise.

3. Non-Transferability. The Stock Appreciation Right may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

4. Term of Stock Appreciation Right. The Stock Appreciation Right may be exercised only within the term set out in the Notice of Stock Appreciation Right grant and subject to the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

5. Tax Obligations. Participant agrees to make appropriate arrangements with the Company (or the Parent, Subsidiary, or other entity employing or retaining Participant) for the satisfaction of all Federal, state, local, and foreign income and employment tax withholding requirements applicable to the Stock Appreciation Right exercise. In this regard, Participant authorizes the Company (or the Parent, Subsidiary, or other entity employing or retaining Participant) to withhold all applicable taxes legally payable by Participant from Participant’s cash payment required under this Agreement, wages or other cash compensation paid to Participant by the Company (or the Parent, Subsidiary, or other entity employing or retaining Participant) in an amount sufficient to cover such withholding amounts. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to make the payment required under this Agreement if such withholding amounts are not delivered at the time of exercise.

6. Acknowledgements.

(a) Participant acknowledges receipt of a copy of the Plan (including any applicable appendixes or sub-plans thereunder) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Appreciation Right subject to all of the terms and provisions thereof. Participant has reviewed the Plan (including any applicable appendices or sub-plans thereunder) and this Stock Appreciation Right Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Appreciation Right and fully understands all provisions of the Stock Appreciation Right. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Stock Appreciation Right. Participant further agrees to notify the Company upon any change in the residence address indicated below.

(b) The Company (and not the Participant’s employer) is granting the Stock Appreciation Right. The Company will administer the Plan from outside Participant’s country of residence and United States of America law will govern all Stock Appreciation Rights granted under the Plan.

(c) The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. The benefits and rights provided under the Plan are not to be considered part of Participant’s salary or compensation for purposes of calculating any severance, resignation, redundancy, or other end-of-service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits, or rights of any kind. Participant waives any and all rights to compensation or damages as a result of the termination of employment with the Company for any reason whatsoever insofar as those rights result or may result from (i) the loss or diminution in value of such rights under the Plan or (ii) ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination.

(d) The grant of the Stock Appreciation Right, and any future grant of Stock Appreciation Rights under the Plan, is entirely voluntary and at the complete discretion of the Company. Neither the grant of the Stock Appreciation Right nor any future grant of a Stock Appreciation Right by the Company will be deemed to create any obligation to grant any further Stock Appreciation Rights, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right at any time to amend, suspend, or terminate the Plan.

(e) The Plan will not be deemed to constitute, and will not be construed by Participant to constitute, part of the terms and conditions of employment, and the Company will not incur any liability of any kind to Participant as a result of any change or amendment or any cancellation of the Plan at any time.

(f) Participation in the Plan will not be deemed to constitute, and will not be deemed by Participant to constitute, an employment or labor relationship of any kind with the Company.

(g) In the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive the Stock Appreciation Right and vest in the Stock Appreciation Right under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). Furthermore, in the event of termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise the Stock Appreciation Right after termination of employment, if any, will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of his or her Stock Appreciation Right grant.

7. Data Privacy. By entering into this Stock Appreciation Right Agreement, and as a condition of the grant of the Stock Appreciation Right, Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Participant’s employer, the Company, and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that the Company and the Participant’s employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Appreciation Rights or any entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor, for the purpose of implementing, administering, and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration, and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering, and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares of stock acquired upon exercise of the Stock Appreciation Right. Participant understands that Data will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

8. English Language. Participant has received the terms and conditions of this Stock

Appreciation Right Agreement and any other related communications, and Participant consents to having received these documents in English. If Participant has received this Stock Appreciation Right Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws but not the choice of law rules of California.

10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS AWARD PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS STOCK APPRECIATION RIGHT OR RECEIVING A CASH PAYMENT HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Appreciation Right subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	UDEMY, INC.

Signature	By

Print Name	Print Name

Title

EXHIBIT A

2010 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

EXERCISE NOTICE

Udemy, Inc.

600 Harrison Street, 3rd Floor San

Francisco, CA 94107

Attention: Treasurer

1. Exercise of Stock Appreciation Right. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise ________________ Shares under and pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”) and the Stock Appreciation Right Agreement dated ______________, _____ (the “Agreement”). The exercised Shares will be settled for an amount of cash equal to their Appreciation Value, reduced by any applicable tax withholding. Unless otherwise defined herein, the terms defined in the Plan or the Agreement shall have the same defined meanings in this Exercise Notice.

2. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

3. Tax Consultation. Participant understands that Participant’s exercise hereunder may have tax consequences for Participant. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the exercise hereunder and that Participant is not relying on the Company for any tax advice.

4. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

6. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

7. Entire Agreement. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	UDEMY, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

600 Harrison Street, 3rd Floor

San Francisco, CA 94107

Date Received